UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2007

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 16, 2007, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to PricewaterhouseCoopers LLP. Accordingly, we dismissed Staley, Okada & Partners, on May 16, 2007.

During our most recent fiscal year, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Staley, Okada & Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Staley, Okada & Partners, for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals except that Staley, Okada & Partners, expressed in their report substantial doubt about our ability to continue as a going concern.

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We provided Staley, Okada & Partners with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Staley, Okada & Partners dated May 16, 2007 is filed as Exhibit 16.1 to this Current Report.

We have engaged the firm of PricewaterhouseCoopers LLP, as of May 16, 2007. PricewaterhouseCoopers LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01.	Financial Statements and Exhibits.

(c) EXHIBITS

16.1	Letter from Staley, Okada & Partners regarding change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES INC.

/s/ John Hiner

John Hiner

President and Director

Date:	May 17, 2007

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